UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2016

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1– Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on April 29, 2014, Exelon Corporation, a Pennsylvania corporation (“Exelon”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) by and among Exelon, Purple Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Exelon (“Merger Sub”), and Pepco Holdings, Inc., a Delaware corporation (“PHI”). The Original Merger Agreement was amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014, among Exelon, Merger Sub and PHI.

On March 7, 2016, Exelon, Merger Sub and PHI entered into a Letter Agreement (the “Letter Agreement”), pursuant to which PHI agreed that it would not declare or pay any dividend on its common stock covering the period after December 10, 2015 and prior to the termination of the Merger Agreement in consideration for Exelon’s agreement to (i) file with the District of Columbia Public Service Commission (the “DCPSC”) a request for other relief (as described in Item 8.01 below), and (ii) pursue closing of the Merger if the DCPSC grants the request for other relief and approves the Merger on the terms provided in such filing, without modification. Pursuant to the Letter Agreement, Exelon and PHI acknowledged that either party may terminate the Merger Agreement at any time. In addition, if PHI violates the terms of the Letter Agreement, Exelon shall have the right to terminate the Merger Agreement, and PHI then would not be entitled to (a) retain the $180 million reverse termination fee prepaid by Exelon through the purchase of an aggregate of 18,000 shares of PHI preferred stock and (b) reimbursement otherwise required under the Merger Agreement for up to $40 million for out-of-pocket expenses incurred by PHI.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Letter Agreement attached as Exhibit 2 and incorporated herein by reference.

Item 8.01. Other Events.

As previously disclosed, on October 6, 2015, Exelon, Merger Sub, PHI, the District of Columbia Government, the Office of People’s Counsel, the District of Columbia Water and Sewer Authority, the National Consumer Law Center, National Housing Trust and National Housing Trust – Enterprise Preservation Corporation, the Apartment and Building Association of Metropolitan Washington, and the Maryland DC Virginia Solar Energy Industries Association (collectively, the “Settling Parties”) entered into a Nonunanimous Full Settlement Agreement and Stipulation (“Settlement Agreement”) with respect to the Merger.

In a public meeting on February 26, 2016, the DCPSC rejected the Settlement Agreement and also voted that the Merger would be deemed approved without further DCPSC action if the Settlement Agreement is modified in specific ways, as set forth in DCPSC Order No. 18109, available at the DCPSC website at www.dcpsc.org in Formal Case No. 1119 (the “DCPSC Revised Settlement Agreement”), and if all the Settling Parties accept the terms of the DCPSC Revised Settlement Agreement and file a notice of acceptance with the DCPSC on or before March 11, 2016. The terms of such order also provided that if the Settling Parties choose, they may request relief from the DCPSC other than as provided in the DCPSC order and the non-Settling Parties to the DCPSC proceeding will have seven business days to file comments in response to the Settling Parties’ filing.

On March 7, 2016, Exelon, Merger Sub, PHI, and certain of their affiliates filed the Joint Applicants’ Request for Other Relief (the “Joint Applicants’ Request”) with the DCPSC requesting approval of the Merger through either (i) the adoption of the DCPSC Revised Settlement Agreement as a resolution on the merits, (ii) the adoption the Settlement Agreement as originally executed by the Settling Parties, or (iii) the adoption of modifications to the DCPSC Revised Settlement Agreement as set forth therein and in Attachment A to the Letter Agreement.

Pursuant to the DCPSC’s February 26, 2016 order, the other parties to the DCPSC proceeding regarding the Merger will have seven business days from the date of the Joint Applicants’ Request to file comments or request other relief from the DCPSC. In such filing, Exelon, Merger Sub and PHI requested expedited review and consideration of the Joint Applicants’ Request without reopening the record in the proceeding or holding additional hearings, and asked for a DCPSC decision by April 7, 2016.

A copy of the Joint Applicants’ Request has been or will be made available on the DCPSC website at www.dcpsc.org in Formal Case No. 1119.

Pursuant to the Merger Agreement, PHI’s utility subsidiaries were prohibited from filing any new rate cases without Exelon’s consent. As a result, none of PHI’s utility subsidiaries have filed any new distribution base rate cases since entering into the Merger Agreement in April 2014. On March 7, 2016, Exelon agreed to waive this prohibition on rate case filings and consented to PHI’s utility subsidiaries filing new rate cases with the Delaware Public Service Commission, the Maryland Public Service Commission and the New Jersey Board of Public Utilities.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2	Form of Letter Agreement, dated March 7, 2016, among Exelon, Merger Sub and PHI

99.1	Press Release

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Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; and (2) other factors discussed in filings with the SEC by Exelon. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. Exelon does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Bruce G. Wilson
Bruce G. Wilson
Senior Vice President, Deputy General Counsel and Corporate Secretary Exelon Corporation

March 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

2	Form of Letter Agreement, dated March 7, 2016, among Exelon, Merger Sub and PHI.

99.1	Press Release